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                                                                  APPENDIX A

SOLICITED BY THE BOARD OF DIRECTORS

                                     PROXY

                            JEFFERSON BANCORP, INC.
                        SPECIAL MEETING OF SHAREHOLDERS
                                           , 1996

    The undersigned hereby appoints Arthur H. Courshon, Norman M. Giller and Barton S. Goldberg, and each or any of them, or such other persons as the Board of Directors of Jefferson Bancorp, Inc. ("Jefferson") may designate, proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote all of the shares of Common Stock of Jefferson at the special
meeting of shareholders to be held on           , 1996, and at any and all
adjournments thereof.

    1. To ratify and approve the Agreement and Plan of Merger dated as of October 25, 1996, pursuant to which Jefferson will be merged with and into The Colonial BancGroup, Inc.

            [ ]  FOR            [ ]  AGAINST            [ ]  ABSTAIN

    2. In their discretion, to vote on such other matters as may properly come before the meeting, but which are not now anticipated, and to vote upon matters incident to the conduct of the meeting.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF JEFFERSON AND WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS RESPECTING SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING BUT WHICH ARE NOT NOW ANTICIPATED, AND TO VOTE UPON MATTERS INCIDENT TO THE CONDUCT OF THE SPECIAL MEETING.

                                                DATED:                    1996
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                                                PHONE NO:
                                                         -----------------------

                                                --------------------------------
                                                   (Signature of Stockholder)

                                                --------------------------------
                                                 (Signature of Stockholder, if
                                                         more than one)

                                                Please sign exactly as your name
                                                appears on the envelope in which
                                                this material was mailed. If
                                                shares are held jointly, each
                                                stockholder must sign. Agents,
                                                executors, administrators,
                                                guardians and trustees must give
                                                full title as such. Corporations
                                                should sign by their president
                                                or authorized officer.